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                                                                   Exhibit 10.57

                                SERAGEN, INC.

                   SUBSCRIPTION AND REGISTRATION AGREEMENT

         This Subscription and Registration Agreement is entered into as of June 28, 1996 by and among Seragen, Inc., a Delaware corporation (the "Company"), Seragen Technology, Inc., a Delaware corporation (the "Subsidiary"), and the persons listed on Schedule 1 hereto (collectively, the "Investors").

         WHEREAS, the Investors are subscribing to purchase (a) the number of shares of the Company's Series B convertible preferred stock, $.01 par value, having the designations, powers, preferences and other terms set forth on EXHIBIT A hereto (the "Preferred Stock") set forth opposite their respective names on SCHEDULE 1, (b) common stock purchase warrants in the form of EXHIBIT B hereto (the "Warrants") to purchase the number of shares of the Company's common stock, $.01 par value per share (the "Common Stock") set forth opposite their respective names on SCHEDULE 1 hereto (the "Warrant Shares "); and (c) the number of shares of Class B Common Stock, $.01 par value, of the Subsidiary set forth opposite their respective names on SCHEDULE 1 hereto (the "Class B Shares") owned by the Company.

         WHEREAS, the Company has agreed to register the shares of Common Stock underlying the Preferred Stock (the "Preferred Shares") and the Warrant Shares.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

       ARTICLE I -- ISSUANCE AND TERMS OF PREFERRED STOCK AND WARRANTS
       ---------------------------------------------------------------


         SECTION 1.1 AUTHORIZATION OF PREFERRED STOCK AND WARRANTS. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Preferred Stock, Warrants and Class B Shares to the Investors pursuant to this Agreement.

         SECTION 1.2 PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company and the Investors contained herein, each of the Investors agrees to purchase from the Company and the Company agrees to sell to each of the Investors on the Closing Date (as hereinafter defined) (a) the number of shares of Preferred Stock, (b) Warrants to purchase the number of shares of Common Stock and (c) the number of Class B Shares set forth opposite such Investor's name on SCHEDULE 1 hereof, for a purchase price of $1,000 per share of Preferred Stock. The Preferred Stock and Warrants shall be separately transferable, subject only to such other restrictions on transfer as shall apply.



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         SECTION 1.3  COLLATERAL ASSIGNMENT OF PATENTS. The Company shall cause the Subsidiary to execute and deliver to the Investors, and the Investors shall execute and deliver to the Subsidiary, a collateral assignment of patents (the "Collateral Assignment of Patents") and related agreements in the form of EXHIBIT C hereto to secure payment of dividends on the Class B Shares.


         SECTION 1.4 CLOSING. The closing hereunder (the "Closing") shall take place at a place and time on or before July 1, 1996 (the "Closing Date") agreed to by the parties. At the Closing, the Company shall deliver to each of the Investors one or more Preferred Stock, Warrant and Class B Share certificates registered in the name of such Investor, or in such name or names as may be designated by such Investor, corresponding to the number of shares of Preferred Stock, Warrant Shares and Class B Shares, respectively, set forth opposite such Investor's name on SCHEDULE 1 hereof. The name(s) in which the Preferred Stock, Warrants and Class B Shares, are to be registered are set forth in the Questionnaire/Accredited Investor Certifications to be completed and executed by each Investor, in the form attached hereto as EXHIBIT D. Upon the Closing the Investors will receive an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, substantially in the form of EXHIBIT E hereto.

         ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         -----------------------------------------------------------

         SECTION 2.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company and the Subsidiary are duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and the Subsidiary have the corporate power and authority to enter into, deliver, and perform their respective obligations and undertakings under this Agreement.

         SECTION 2.2 VALIDITY OF THIS AGREEMENT. The execution, delivery and performance by the Company and by the Subsidiary of this Agreement have been duly authorized and approved by all necessary corporate and shareholder action. Copies of the resolutions adopted by the Board of Directors authorizing the execution of this Agreement and the issuance of the Preferred Stock and Warrants and the sale of the Class B Shares hereunder will be furnished to the Investors on the Closing Date. This Agreement, the Collateral Assignment of Patents, and the Assignment of Patents and Irrevocable License Agreement attached hereto as EXHIBIT G (hereinafter referred to collectively as the "Agreement and Related Documents"), have been duly executed and delivered and constitute valid and binding obligations of the Company and of the Subsidiary, enforceable in accordance with their respective terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles. The execution, delivery and performance of the Agreement and Related Documents will not (i) conflict with, or result in a breach of any of

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the terms of, or constitute a default under, the Certificate of Incorporation or
By-laws of the Company or of the Subsidiary, (ii) to the knowledge of the Company or of the Subsidiary, conflict with or result in a material breach of any of the terms of, or constitute a material default under, any agreement, instrument, covenant or other restriction to which the Company or the Subsidiary is a party or by which it or any of its properties or assets is bound, or (iii) conflict with any rule, regulation, order or decree of the Nasdaq Stock Market or any rule or regulation under Delaware General Corporation law.

         SECTION 2.3 ACCURACY OF REPORTS AND INFORMATION. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports (the "SEC Reports") required to be filed by the Company during the period from April 1, 1992 to the date of this Agreement pursuant to Section 13(a) or 15(d) of the Exchange Act, have been duly filed, were in compliance with the requirements of their respective forms and were complete and correct in all material respects as of the dates at which the information was furnished. Since March 31, 1996, there has not been any change in the assets, properties, liabilities, financial condition, operating results or business of the Company, except for the depletion of cash resources and changes in the ordinary course of business which have not been, in the aggregate, materially adverse. Copies of all SEC Reports filed by the Company during the period from March 1, 1993 to the date of this Agreement have been furnished to the Investors. The Company is eligible to use a Form S-3 Registration Statement for the re-sale of its Common Stock. The Registration Statement proposed to be filed under Section 5.2(a), including the documents incorporated by reference therein, does not, and will not on the effective date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 2.4 GOVERNMENTAL CONSENT, ETC. Except for filings, consents, permits, approvals and authorizations which will be obtained by the Company prior to Closing, no consent, approval or authorization of any governmental authority is required under existing law or regulation in connection with the execution and delivery of the Agreement or the offer, issue, sale or delivery of the Preferred Stock, Warrants or Class B Shares pursuant to this Agreement or the consummation of any other transactions contemplated hereby.

         SECTION 2.5 COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS. Neither the Company nor its Subsidiary is in violation of any provisions of its Certificate of Incorporation or By-laws, or, to the best of the Company's or the Subsidiary's knowledge, of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company or the Subsidiary, which violation materially and adversely affects the business or financial condition of the Company or the Subsidiary. Neither the Company nor the Subsidiary is in material violation or default of

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any agreement, instrument or contract to which it is a party or by which it or its property is bound, which violation materially and adversely affects the business or financial condition of the Company or the Subsidiary.

         SECTION 2.6 VALID ISSUANCE OF SHARES. When issued and delivered, the Preferred Stock, the Warrants and the Class B Shares shall be duly authorized, validly issued fully paid and non-assessable and not subject to any preemptive rights, liens, claims or encumbrances, or other restriction on transfer, except as set forth in this Agreement and the Exhibits hereto.

         SECTION 2.7 CAPITALIZATION. The Company's entire authorized capital stock consists of: 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value per share of which (a) 4,000 shares have been designated Series A Preferred Stock and are issued and outstanding and (b) 23,800 shares have been designated Series B Preferred Stock and are issuable pursuant to this Agreement. Of the authorized shares of Common Stock, 16,609,319 shares were issued and outstanding as of June 28, 1996. As of June 28, 1996, 17,418 shares of Common Stock were held in the Company's treasury. As of June 28, 1996, the Company had outstanding warrants to purchase 3,588,205 shares of Common Stock. As of June 28, 1996, the Company had 797,089 shares of Common Stock available for issuance under the Company's 1992 Long Term Incentive Plan, 1981 Stock Option Plan, and 1992 Non-Employee Director Non-Qualified Stock Option Plan (the "Stock Plans"), and an additional 89,977 shares of Common Stock were available for issuance under the Company's Employee Stock Purchase Plan. As of June 28, 1996, the Company had outstanding options to purchase 1,710,417 shares of Common Stock pursuant to the Stock Plans. The Common Stock and the Preferred Stock have the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in Article IV of the Company's Certificate of Incorporation and the respective Certificates of Designation for the Series A Preferred Stock and the Series B Preferred Stock. As of June 28, 1996, the Subsidiary's authorized capital consists of: 214,200 shares of Class A Common Stock, $.01 par value, and 23,800 shares of Class B Common Stock, $.01 par value, all of which are held by the Company. The rights and powers of the Class A Common Stock and the Class B Common Stock are set forth in the Subsidiary's Certificate of Incorporation in the form of Exhibit F hereto.

       ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
       --------------------------------------------------------------

         Each Investor hereby acknowledges, represents, warrants and agrees as follows:

         SECTION 3.1 AUTHORITY OF THE INVESTOR; VALIDITY OF THIS AGREEMENT. The Investor has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance by the Investor of this Agreement have been duly authorized and approved by all necessary corporate or other

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action. This Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles. The execution, delivery and performance of this Agreement will not conflict with, or result in a material breach of any of the terms of, or constitute a material default under, any charter, by-law, agreement, instrument, covenant or other restriction to which the Investor is a party or by which it or any of its properties or assets is bound.

          ARTICLE IV -- INVESTMENT REPRESENTATIONS OF THE INVESTORS.
          ----------------------------------------------------------

         Each Investor hereby acknowledges, represents, warrants and agrees as follows:

         SECTION 4.1 The Investor has carefully examined the SEC Reports and the financial statements contained therein. The Investor acknowledges that the Company has made available to the Investor all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company, the Preferred Stock, the Warrants and the Class B Shares. In evaluating the suitability of the acquisition of the Preferred Stock, Warrants and Class B Shares hereunder, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the SEC Reports, as contained herein or in written materials provided by the Company to the Investor.

         SECTION 4.2 The Investor meets the requirements of at least one of the suitability standards for an "accredited investor" as set forth on the form of Questionnaire/Accredited Investor Certification (the "Certification") attached hereto as EXHIBIT D.

         SECTION 4.3 The Investor understands that neither the offering of the Preferred Stock, the Warrants, the Class B Shares, the Preferred Shares nor the Warrant Shares has been registered under the Securities Act or the securities laws of any state or other jurisdiction and that such Preferred Stock, Warrants, Class B Shares, Preferred Shares and Warrant Shares must be held indefinitely unless they are transferred in accordance with the Registration Statement (as hereinafter defined) or an exemption from registration is available. The Investor understands that the Preferred Stock, Warrants and Class B Shares will not be included in such registration statement or otherwise registered for reoffer or resale. The undersigned understands that the offering and sale of the Preferred Stock, Warrants and Class B Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement and the Company may rely on such representations, warranties and agreements in connection therewith. The Investor will not


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transfer the Preferred Stock, Warrants, Class B Shares, Preferred Shares or
Warrant Shares in violation of the provisions of any applicable Federal or state securities statute.

         SECTION 4.4 The Investor is acquiring the Preferred Stock, Warrants and Class B Shares for investment, and not with a view to the resale or distribution thereof, and has no present intention of selling, negotiating, or otherwise disposing of the Preferred Stock, the Warrants, the Class B Shares, the Preferred Shares and the Warrant Shares. The Investor's financial condition and investments are such that it is in a financial position to hold the Preferred Stock, Warrants and Class B Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Preferred Stock, Warrants and Class B Shares. In addition, by virtue of its expertise, the advice available to it, and its previous investment experience, the Investor has extensive knowledge and experience in financial and business matters, investments, securities, and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.

                     ARTICLE V -- REGISTRATION STATEMENT
                     -----------------------------------

         SECTION 5.1       Definitions.  For the purpose of this Article V:
                           -----------

                  (a) the term "Commission" shall mean the United States Securities and Exchange Commission;

                  (b) the term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

                  (c) the term "Holder" or "Holders" shall mean the registered holder(s) of the Preferred Stock, the Warrants, the Preferred Shares and the Warrant Shares.

                  (d) the term "Registration Statement" shall mean the registration statement required to be filed by Section 5.2 below, and shall include any preliminary prospectus, supplemental prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement;

                  (e) the term "Registrable Shares" shall mean the Preferred Shares and Warrant Shares;

                  (f) the term "Securities Act" shall mean the Securities Act of 1933, as amended; and

                  (g) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration

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Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.2      Registration Procedures and Expenses.  The Company shall:
                  ------------------------------------

                  (a) file with the Commission within four weeks after the date of this Agreement or as soon as reasonably practicable thereafter a shelf registration statement under the Securities Act on Form S-3 or on another form which is appropriate to register the resale of the Registrable Shares pursuant to Rule 415 under the Securities Act;

                  (b) use its best efforts, subject to receipt of necessary information from the Holders, to cause such Registration Statement to become effective as promptly after filing as practicable;

                  (c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith and take such other steps as may be necessary to keep such Registration Statement continuously effective (and current in all material respects subject to Section 5.3) until the earlier to occur of (i) such time as all the Registrable Shares have been sold pursuant thereto or otherwise, or (ii) the date on which all Holders are permitted to publicly resell such Registrable Shares under Rule 144(k) under the Securities Act, as the same may be amended from time to time, or any successor regulation;

                  (d) prior to the filing with the Commission of a Registration Statement, including any amendments or supplements thereto, provide each Holder, the underwriters, if any, and counsel for such Holder or underwriters, the opportunity to participate in the preparation of such Registration Statement;

                  (e) furnish to the Holders with respect to the Registrable Shares registered on the Registration Statement (and to each sales or placement agent or each underwriter, if any, of such Registrable Shares) copies of the Registration Statement and any amendments or supplements thereto, and such number of copies of prospectuses and any amendments or supplements thereto in conformity with the requirements of the Securities Act as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Holders; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Holders shall be subject to the receipt by the Company of reasonable assurances from the Holders that the Holders will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

                  (f) promptly notify each Holder (A) when such Registration Statement, any prospectus included therein or any amendment or supplement to any of the foregoing has

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been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any comments by the Commission and by the state securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (g) cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold under the Registration Statement, which certificates shall not bear any restrictive legends;

                  (h)  provide a CUSIP number for all Registrable Securities;

                  (i) use its best efforts to list the Registrable Securities covered by such Registration Statement on any securities exchange on which the Common Stock is then listed or, if the Common Stock is not then so listed, to have the Registrable Securities approved for quotation and trading in the Nasdaq Stock Market (or a comparable interdealer quotation system then in effect);

                  (j) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection with this paragraph (j) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                  (k) bear all expenses in connection with the procedures in paragraphs (a) through (j) of this Section 5.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states, but (except as may otherwise be agreed) excluding the fees and expenses of legal counsel to the Holders in connection with the procedures in paragraphs (a) through (j) of this Section 5.2 unless otherwise agreed, and excluding underwriting discounts and selling commissions and expenses required by law to be borne by the Holders; and

                  (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

         5.3 TEMPORARY CESSATION OF OFFERS AND SALES BY HOLDERS. The Holders acknowledge that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the Registration Statement until such time

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as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Act, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act, but only if
(i) the filing of a registration statement would require the premature disclosure of information, the disclosure of which would have a material adverse effect on the business or operations of the Company, or (ii) the Company then is unable to comply with the requirements of the Commission relating to such registration or to resale of the Registrable Shares, provided, however, that the Company shall use its best efforts to make such disclosure, or remedy such noncompliance including removal of any stop order, as the case may be, at the earliest possible date. Notwithstanding the foregoing, the total number of days during which any or all suspensions are in effect pursuant to this Section 5.3 shall not exceed 90 days during any period of 365 consecutive days. Each of the Holders hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Holders notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holders notice that the Holders may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended.

         5.4 INDEMNIFICATION. Upon the registration of the Registrable Shares pursuant to Section 5.2 of this Agreement, and in consideration of the agreements of the parties contained herein, and as an inducement to the parties to enter into various other agreements:

              (a) the Company agrees to indemnify and hold harmless each Holder (and each of its officers, directors and partners, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities
Act) from and against any losses, claims, damages or liabilities to which such Holder (or any such officer, director, partner or controlling person) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Holder (or such officer, director, partner or controlling person) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement.

              (b) Each Holder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each


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director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Holder specifically for use in preparation of the Registration Statement, and such Holder will reimburse the Company (or such officer, director or controlling person) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Shares sold as contemplated herein.

              (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this section 5.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, however that if the Company is the indemnifying party, it shall not be required to pay the fees and expenses of more than one counsel for all of the Holders.

              (d) If for any reason the indemnification provisions of or contemplated by Section 5.4 (a) or (b) are unavailable to or insufficient to hold harmless an indemnified party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The

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relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4(d) were determined by pro rata allocation (even if Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4(d), no Holder shall be required hereunder to contribute in respect of any losses, claims, damages or liabilities (or actions in respect thereof) any amount in excess of the amount by which the dollar amount of the gross proceeds received by such Holder from the sale of Registrable Securities that are subject of such matters exceeds the amount of any damages which such Holder has otherwise been required to pay in respect of such matters by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5.5 INFORMATION AVAILABLE. So long as any registration statement is effective covering the resale of Registrable Shares, the Company will furnish to each Holder:

              (a) as soon as practicable after available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements prepared in accordance with generally accepted accounting principles in the United States of America and audited by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to stockholders, its annual report on Form 10-K, (iii) each of its Quarterly Reports to stockholders, and its quarterly reports on Form 10-Q, and (iv) a full copy of the registration statement covering the Registrable Shares (the foregoing, in each case, excluding exhibits); and

              (b) upon the reasonable request of such Holder, all exhibits excluded by the parenthetical to subparagraph (a)(iv) of this Section 5.5 and all other information that is generally available to the public; and the Company, upon the reasonable request of such Holder, will meet with such Holder or a representative thereof at the Company's headquarters, at such Holder's expense, to discuss all information relevant for disclosure in any registration statement covering the Registrable Shares and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such

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Holder's exposure to liability under the Securities Act, including the production of information at the Company's headquarters.

         5.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its best efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

              (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) So long as a Holder owns any Registrable Shares, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144.

                   ARTICLE VI -- COVENANTS OF THE COMPANY
                   --------------------------------------
                             AND THE SUBSIDIARY
                             ------------------

         SECTION 6.1 RESERVATION OF SHARES. The Company shall use its best efforts at all times to have authorized and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of shares of Common Stock (a) upon conversion of the Preferred Stock and (b) upon exercise of the Warrants.

         SECTION 6.2 INCREASE AUTHORIZED COMMON STOCK. The Company shall use its best efforts to obtain stockholder approval of an amendment to its Certificate of Incorporation, increasing the number of its authorized shares of Common Stock by 20,000,000 shares within six (6) months after the Closing Date.

         SECTION 6.3 REVALUATION OF ASSETS. In the event that the Company is not permitted to declare and pay out dividends payable on the Preferred Stock because it does not have surplus for purposes of the Delaware General Corporation Law ("DGCL") on the basis of its accounting books and records, the Company shall revalue its assets to create such surplus to the full extent permitted by Delaware law.

         SECTION 6.4 INCREASE IN SUBSIDIARY'S CAPITAL STOCK. The Company covenants and agrees that it will not vote its shares of the Subsidiary's Class A Common Stock in favor of an increase in the authorized capital stock of the subsidiary.

         SECTION 6.5 ASSIGNMENT OF PATENTS. For so long as any shares of Preferred Stock remain outstanding, the Subsidiary covenants and agrees that it will not reassign the Patents (as defined in the Collateral Assignment of Patents) to the Company without the prior written consent of all of the holders of the Preferred Stock.

                    ARTICLE VII -- CONDITIONS TO CLOSING
                    ------------------------------------

         SECTION 7.1 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Preferred Stock, Warrants and Class B Shares at the Closing is subject to satisfaction, at or before the Closing Date, of each of the following conditions thereto, unless waived by the Company:

            (a) The parties shall have executed and delivered this Agreement and the Collateral Assignment of Patents.

            (b) The representations and warranties of the Investors shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to the Closing Date.

            (c) The Company shall have received a written acknowledgment or a return of its promissory note indicating cancellation of all indebtedness thereunder from each of the banks who entered loan agreements (the "Loan Agreements") with the Company dated as of May 22, 1995, stating that the loans made to the Company pursuant to the Loan Agreements have been repaid in full.

         SECTION 7.2 CONDITIONS TO THE INVESTORS' OBLIGATION TO PURCHASE. The obligations of each of the Investors hereunder to purchase the Preferred Stock, Warrants and Class B Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived by such investor:

            (a) The parties shall have executed and delivered this Agreement and the Collateral Assignment of Patents.

            (b) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investors shall have received a certificate, executed by an officer of the Company, dated the Closing Date, to the foregoing effect.

                  (c) The Investors shall have received a letter or letters from the holders of more than 50% of the outstanding shares of Common Stock of the Company agreeing to vote the shares held by them in favor of increasing the Company's authorized Common Stock in accordance with Section 6.2 hereof.

                  (d) The Certificate of Designation in the form of EXHIBIT A hereto shall have been filed with the Delaware Secretary of State, and the Investors shall have received a certified copy thereof.

                  (e) The Investors shall have received a certificate of the Secretary of the Company as to by-laws and resolutions.

                  (f) The Investors shall have made satisfactory arrangements with their respective banks to secure funds to pay the purchase price for the Preferred Stock.

                        ARTICLE VIII -- MISCELLANEOUS
                        -----------------------------

         SECTION 8.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

         If to the Investors:   at the addresses set forth on Schedule 1 hereto
                                                              ----------

         If to the Company:     Seragen, Inc.
                                97 South Street
                                Hopkinton, MA  01748
                                Attn: President
                                Fax: (508) 435-9805

         With a copy to:        Mintz, Levin, Cohn, Ferris,
                                 Glovsky and Popeo, P.C.
                                One Financial Center
                                Boston, MA  02111
                                Attn: Jeffrey M. Wiesen, Esq.
                                Fax: (617) 542-2241

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

         SECTION 8.2 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         SECTION 8.3 AMENDMENTS. The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, by written consent all of the of the Investors. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         SECTION 8.4 ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other party.

         SECTION 8.5 BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         SECTION 8.6 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

         SECTION 8.7 SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         SECTION 8.8 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

         SECTION 8.9 NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         SECTION 8.10 EXPENSES. The Company shall reimburse each Investor for its reasonable fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         SECTION 8.11 BROKERS. Each of the parties hereto represents and warrants to the other that no other broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any other broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

         SECTION 8.12 PUBLICITY. No party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except, with the prior review of the other parties, as may be required by applicable law or regulation.

         SECTION 8.13 CONFIDENTIALITY. Each Investor acknowledges and agrees that any information or data it has acquired from the Company, not otherwise properly in the public domain, was received in confidence. Each Investor agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

         SECTION 8.14 TERMINATION. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) such time as all of the Registrable Shares have been sold pursuant to Section 5.2 or otherwise, or
(ii) the date on which all Holders are permitted to publicly resell the Registrable Shares under Rule 144(k) under the Securities Act, as the same may be amended from time to time, or any successor regulation; provided, however, that the indemnification obligations in Section 5.4 hereof, the undertakings in
Section 5.6 hereof, and the confidentiality obligations contained in Section
8.13 hereof, shall survive the termination of this Agreement; and provided further that the termination of this Agreement shall not discharge any obligations or liabilities which accrued prior to the date of termination.

         SECTION 8.15. SPECIFIC PERFORMANCE. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each Holder shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the Company from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, the Issuer hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the extent permitted by law, to have each provision of this Agreement specifically enforced against it.

         SECTION 8.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Subscription and Registration Agreement this 28th day of June, 1996.


                               INVESTORS:

                               SERAGEN LLC


                               By: /s/ George W. Masters
                                  ------------------------------
                                    Name:
                                    Title:


                               By: /s/ Leon C. Hirsch
                                  ------------------------------
                                    Leon C. Hirsch


                               By: /s/ Turi Josefsen
                                  ------------------------------
                                    Turi Josefsen


                               By: /s/ Gerald S.J. Cassidy
                                  ------------------------------
                                    Gerald S.J. Cassidy

                               By: /s/ Loretta P. Cassidy
                                  ------------------------------
                                    Loretta P. Cassidy


                               COMPANY:

                               SERAGEN, INC.


                               By: /s/ George W. Masters
                                  ---------------------------------
                                    George W. Masters
                                    Vice Chairman, Chief Executive
                                    Officer and President


                               SERAGEN TECHNOLOGY, INC.

                               By: /s/ George W. Masters
                                  -----------------------------------------
                                    George W. Masters
                                    Vice Chairman, Chief Executive Officer
                                    and President

                                 SCHEDULE 1
                                 ----------

              List of Investors, Addresses and Preferred Stock, Warrants/Common Stock and Class B Shares
              ------------------------------------------------------------------------------------------
                                                Number of Preferred             Number of           Number of Class B
Name, Address and Fax Number of Investor        Shares                        Warrant Shares            Shares
- ----------------------------------------        -------------------           --------------        -----------------
Seragen LLC                                         11,800                      2,950,000                  11,800
147 Bay State Road
Boston, MA 02115
Attn: Kenneth G. Condon
      Vice President for Financial
      Affairs and Treasurer
FAX: (617) 353-5492

Leon C. Hirsch                                       7,000                      1,750,000                   7,000
150 Glover Avenue
Norwalk, CT 06856
Fax: (203) 846-5988

Turi Josefsen                                        3,000                        750,000                   3,000
150 Glover Avenue
Norwalk, CT 06856
Fax: (203) 846-5988

Gerald S.J. Cassidy and                              2,000                        500,000                   2,000
Loretta P. Cassidy
c/o Cassidy and Associates, Inc.
700 12th St., N.W., Suite 400
Washington, DC 20005
Fax: (202) 347-2708
